Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-4

(Form Type)

WESTROCK COFFEE HOLDINGS, LLC

to be converted as described herein into a corporation named

WESTROCK COFFEE COMPANY*

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Westrock Common Shares(4)	457(f)(1), 457(c)	31,250,000	$9.98	$311,718,750	$0.0000927	$28,896.33
	Equity	Warrants to purchase Westrock Common Shares(5)	457(f)(1), 457(c), 457(g)	19,900,000	$12.54	$249,446,500	$0.0000927	$23,123.69
Fees Previously Paid	-	-	-	-	-	-	-	$0.00
Total Offering Amounts						$561,165,250		$52,020.02
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$52,020.02

(1)	The number of shares of common stock, par value $0.01 per share (“Westrock Common Shares”), of Westrock Coffee Company (“Westrock”) and Westrock Common Shares issuable upon the exercise of warrants to purchase Westrock Common Shares (“Westrock Warrants”) being registered is based upon an estimate of the sum of (a) the maximum number of shares of Class A common stock, par value $0.001 per share (“Riverview Class A Shares”), of Riverview Acquisition Corp. (“Riverview”) that will be outstanding immediately prior to the SPAC Merger (as defined herein) and exchanged for an equal number of Westrock Common Shares (including the maximum number of shares of Class B common stock, par value $0.001 per share (“Riverview Class B Shares” and, together with the Riverview Class A Shares, the “Riverview Shares”), of Riverview that will be converted to Riverview Class A Shares immediately prior to the SPAC Merger but excluding any Riverview Class A Shares issued in connection with the PIPE Financing (as defined the proxy statement/prospectus)); and (b) the maximum number of Riverview Class A Shares underlying each warrant of Riverview entitling the holder to purchase one Riverview Class A Share per warrant at a price of $11.50 per share (“Riverview Warrants”), which will be assumed by Westrock and will become Westrock Warrants.

(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	In accordance with Rule 457(f)(1), Rule 457(c) and 457(g), as applicable, based on (i) in respect of Westrock Common Shares issued to Riverview securityholders, the average of the high ($10.00) and low ($9.95) prices of the Riverview Class A Shares on The Nasdaq Stock Market LLC (“Nasdaq”) on April 21, 2022 and (ii) in respect of Westrock Common Shares underlying Westrock Warrants issued to Riverview security holders, the sum of (a) the average of the high ($1.06) and low ($1.01) prices of the Riverview Warrants on Nasdaq on April 21, 2022 and (b) $11.50, the exercise price of the Riverview Warrants, resulting in a combined maximum offering price per warrant of $12.54. The maximum number of Westrock Common Shares issuable upon exercise of the Westrock Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Westrock Warrants has been allocated to the underlying Westrock Common Shares and those Westrock Common Shares are included in the registration fee.

(4)	Represents Westrock Common Shares issuable in exchange for outstanding Riverview Class A Shares upon the completion of the SPAC Merger (but excluding any Riverview Class A Shares issued in connection with the PIPE Financing (as defined in the proxy statement/prospectus).

(5)	Represents Westrock Common Shares underlying Westrock Warrants.

*	Prior to the consummation of the business combination transaction to which the proxy statement/prospectus relates, Westrock Coffee Holdings, LLC, a Delaware limited liability company, intends to convert into a Delaware corporation pursuant to a statutory conversion and will change its name to Westrock Coffee Company.